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                                                                    EXHIBIT 23.1

                             [LETTERHEAD OF KPMG]


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (Nos. 33-98314, 33-98316, 33-98320, 33-99464, 33-99466,
33-99470, 33-04008) of PSINet Inc. of our report dated July 10, 1997, except for notes 12, 18, 19 and 20 which are as at December 5, 1997, relating to the financial statements of iSTAR internet inc. which appear in PSINet Inc.'s current report Form 8-K dated February 12, 1998.

KPMG

Chartered Accountants


Ottawa, Canada

February 11, 1998

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